APPENDIX A
                                       TO
                      THE ADMINISTRATIVE AGENCY AGREEMENT
                                    BETWEEN
                      FIRST TRUST EXCHANGE-TRADED TRUST VI
                                      and
                         BROWN BROTHERS HARRIMAN & CO.
                           Dated as of August 2, 2012


 The following is a list of Funds/Portfolios for which the Administrator shall serve under a Administrative Agency Agreement dated as of August 2, 2012:

                   Multi-Asset Diversified Income Index Fund
               First Trust NASDAQ Technology Dividend Index Fund
               International Multi-Asset Diversified Income Fund
                          First Trust High Income ETF
                        First Trust Low Beta Income ETF


IN WITNESS WHEREOF, each of the parties hereto has caused this to be executed in its name and on behalf of each such Fund/Portfolio.

FIRST TRUST EXCHANGE-TRADED TRUST VI

BY:_________________________________

NAME:
TITLE: